Exhibit 99.1
Kraton Corporation Completed Sale of CariflexTM Business to Daelim Industrial Co, Ltd.
HOUSTON, March 6, 2020 /PRNewswire/ -- Kraton Corporation (NYSE: KRA) (“Kraton” or the “Company”), a leading global sustainable producer of specialty polymers and high-value biobased products derived from pine wood pulping co-products announced today that it has completed the sale of its Cariflex™ business to Daelim Industrial Co, Ltd. (“Daelim”) for $530.0 million in cash.
“We are pleased to announce that we have completed the sale of our Cariflex business to Daelim Industrial Co, Ltd. We believe Daelim is well-positioned to invest in and grow the Cariflex franchise as it continues to expand its global business. We thank the Cariflex team for their significant contributions, not only for developing Cariflex, but for continuing to grow the business over the years, and we wish them continued success in the future,” said Kevin M. Fogarty, Kraton's President and Chief Executive Officer. “As previously communicated, we intend to use the net proceeds from the Cariflex sale principally for debt reduction. Following the closing of this important transaction, we remain committed to continuing to improve our overall capital structure, and this sale is an important step in that regard,” added Fogarty.
J.P. Morgan Securities LLC acted as exclusive financial advisor to Kraton and Baker McKenzie served as legal advisor. UBS Securities LLC acted as exclusive financial advisor to Daelim and Paul Hastings LLP acted as legal advisor.
ABOUT KRATON
Kraton Corporation (NYSE: KRA) is a leading global sustainable producer of specialty polymers and high-value biobased products derived from pine wood pulping co-products. Kraton's polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving and roofing applications. As the largest global provider in the pine chemicals industry, the company's pine-based specialty products are sold into adhesives, roads and construction and tire markets, and it produces and sells a broad range of performance chemicals into markets that include fuel additives, oilfield chemicals, coatings, metalworking fluids and lubricants, inks, flavors and fragrances and mining. Kraton offers its products to a diverse customer base in numerous countries worldwide.
Kraton, the Kraton logo and design, and Cariflex are all trademarks of Kraton Polymers LLC.
FORWARD LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in this press release that are not historical statements, including statements regarding Kraton's expected realization of fixed cost savings and intended use of proceeds from the sale of the compounding business are forward-looking statements. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in Kraton's most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q and in other filings made by Kraton with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: the integration of Arizona Chemical Holdings Corporation; Kraton's ability to repay its indebtedness; Kraton's reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton's end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and we assume no obligation to publicly update or revise such forward-looking statements in light of new information or future events.

FOR FURTHER INFORMATION
H. Gene Shiels
281-504-4886